FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 23.1 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            We consent to the incorporation by reference in Registration Statement No. 33-55687 of First Commonwealth Financial Corporation on Form S-8 of our report dated January 25, 2002, appearing in this Annual Report on Form 10-K of First Commonwealth Financial Corporation for the year ended December 31, 2001.

/S/Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 26, 2002

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